UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 13, 2005

DexCom, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-51222	33-0857544
(Commission File Number)	(IRS Employer Identification No.)

5555 Oberlin Drive, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 200-0200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 13, 2005, DexCom, Inc. (DexCom), entered into a lease agreement (the “Agreement”) with Hub Properties Trust for facilities in the building at 5627 Oberlin Drive in San Diego, California 92121 (the “Building”).  The Building is part of the same business park complex as DexCom’s headquarters at 5555 Oberlin Drive.

Under the Agreement, DexCom has leased approximately 7,042 square feet of additional space in the Building, with the initial lease term lasting through May 31, 2011.  The monthly rent payable by DexCom under the Agreement will be as follows:

Period	Monthly
8/1/05 – 6/30/06	$8,309.56
7/1/06 – 6/30/07	$8,591.24
7/1/07 – 6/30/08	$8,802.50
7/1/08 – 6/30/09	$9,084.18
7/1/09 – 6/30/10	$9,365.86
7/1/10 – 5/31/11	$9,647.54

In addition, under the Agreement, DexCom is obligated to pay a proportional share of the real estate taxes and operating costs for the Building, and was required to provide a security deposit of $50,000 in the form of a letter of credit.  The total obligation for rent under the life of the lease is $627,653.46

Provided DexCom is not in default under the Agreement and the Agreement is still in effect, DexCom generally has the right to extend the lease for an additional five years by giving notice to the landlord between twelve months and nine months prior to the end of the initial term of the lease.

Item 9.01:	Financial Statements and Exhibits.

(c)	Exhibits

Number	Description
99.01	Lease from Hub Properties Trust, dated May 13, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DEXCOM, INC.

By:	/s/ Steven J. Kemper
Steven J. Kemper
Chief Financial Officer

Date:  May 18, 2005

Exhibit Index

Number	Description
99.01	Lease from Hub Properties Trust, dated May 13, 2005.